

<ARTICLE>                     5
<MULTIPLIER>                                   1,000

<PERIOD-TYPE>                                  9-mos
<FISCAL-YEAR-END>                              Dec-31-1996
<PERIOD-END>                                   Sep-30-1996
<CASH>                                         5,056
<SECURITIES>                                   2,000
<RECEIVABLES>                                  4,871
<ALLOWANCES>                                   240
<INVENTORY>                                    0
<CURRENT-ASSETS>                               12,327
<PP&E>                                         2,940 <F1>
<DEPRECIATION>                                 0
<TOTAL-ASSETS>                                 21,058
<CURRENT-LIABILITIES>                          3,870
<BONDS>                                        0
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    166
<COMMON>                                       92
<OTHER-SE>                                     15,047
<TOTAL-LIABILITY-AND-EQUITY>                   21,058
<SALES>                                        14,004
<TOTAL-REVENUES>                               14,004
<CGS>                                          11,492
<TOTAL-COSTS>                                  11,492
<OTHER-EXPENSES>                               222
<LOSS-PROVISION>                               365 <F2>
<INTEREST-EXPENSE>                             26
<INCOME-PRETAX>                                (567)
<INCOME-TAX>                                   114
<INCOME-CONTINUING>                            (681)
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   (681)
<EPS-PRIMARY>                                  (0.11) <F3>
<EPS-DILUTED>                                  (0.07)

<F1>
PP&E is net of accumulated depreciation.
<F2>
Represents reserve recorded to account for the closing and consolidation of the Westchester Network site with the Mineola, NY ("Long Island") Network site.
<F3>
Represents net loss per share of Common Stock before consideration for induced conversion of Preferred Stock. Net loss per share of Common Stock after consideration for induced conversion of Preferred Stock was $(0.58). Refer to
Note 3 - Shareholders Equity - to Notes to Consolidated Financial Statements (unaudited) in IntegraMed America's September 30, 1996 Form 10-Q.



